UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 17, 2018

BioTime, Inc.

(Exact name of registrant as specified in its charter)

California	1-12830	94-3127919
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1010 Atlantic Avenue

Suite 102

Alameda, California 94501

(Address of principal executive offices)

(510) 521-3390

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of President and Chief Executive Officer

On September 17, 2018, BioTime, Inc. (“BioTime” or the “Company”) announced that its Board of Directors (the “Board”) appointed Brian M. Culley, age 47, as its President and Chief Executive Officer effective September 17, 2018. In this capacity, Mr. Culley will serve as the Company’s principal executive officer. Mr. Culley commenced his employment with the Company on September 17, 2018 (the “Start Date”). Additionally, effective September 17, 2018, the Board appointed Mr. Culley to the Company’s Board, to serve as a director with a term to expire at the Company’s 2019 Annual Meeting of Shareholders and until his successor has been duly elected and qualified, or, if sooner, until his death, resignation or removal.

Prior to joining BioTime, Mr. Culley served from August 2017 to September 17, 2018 as Interim Chief Executive Officer at Artemis Therapeutics, Inc., a, where he was responsible for the management of the company. Mr. Culley previously served as Chief Executive Officer of Mast Therapeutics, Inc. (“Mast”), from February 2010, and was also a member of its Board of Directors from December 2011, until Mast’s merger with Savara, Inc. in April 2017. Mr. Culley served from January 2007 to February 2010 as Mast’s Chief Business Officer and Senior Vice President, from February 2006 to January 2007 as Mast’s Senior Vice President, Business Development, and from December 2004 to February 2006 as Mast’s Vice President, Business Development. From 2002 until 2004, Mr. Culley was Director of Business Development and Marketing for Immusol, Inc. From 1999 until 2000, he worked at the University of California, San Diego (UCSD) Department of Technology Transfer & Intellectual Property Services and from 1996 to 1999 he conducted drug development research for Neurocrine Biosciences, Inc. Mr. Culley has more than 25 years of business and scientific experience in the life sciences industry. He received a B.S. in biology from Boston College, a masters in biochemistry and molecular biology from the University of California, Santa Barbara, and an M.B.A. from The Johnson School of Business at Cornell University.

The Company has entered into an employment agreement with Mr. Culley (the “Employment Agreement”) pursuant to which Mr. Culley will be paid an annual base salary of $530,000 (the “Base Salary”). He will also be eligible to receive a performance bonus of up to 50% of his Base Salary based upon the attainment of certain corporate and individual objectives as determined by the Company’s Board or its Compensation Committee (the “Annual Bonus”). Additionally, Mr. Culley is entitled to reimbursement for certain travel costs to the Company’s headquarters and a monthly stipend not to exceed $3,900 for housing costs near the Company’s headquarters. Mr. Culley is also entitled to the standard benefits available to the Company’s employees generally, including health insurance.

In addition, the Board has granted Mr. Culley an inducement option to purchase 1,500,000 of the Company’s common shares (the “Option”). The exercise price of the Option is $2.31 per share based on BioTime’s closing stock price on September 17, 2018. This grant was made outside of the terms of the Company’s 2012 Equity Incentive Plan, as amended and was approved by the independent members of the Board in reliance on the employment inducement exemption to shareholder approval provided under the New York Stock Exchange’s Listed Company Manual Rule 303A.08. Subject to Mr. Culley’s continued service with the Company, 25% of the shares under the Option will vest and become exercisable on the 12 month anniversary of the Start Date, and the balance of the shares under the Option will vest and become exercisable in 36 equal monthly installments at the end of each one-month period thereafter. The Board also granted Mr. Culley an award of 200,000 restricted stock units (“RSU Award No. 1”). Subject to Mr. Culley’s continued service with the Company, 25% of the shares subject to RSU Award No. 1 will vest on the 12 month anniversary of the Start Date, and the balance of the shares subject to RSU Award No. 1 shall vest in 12 equal quarterly installments at the end of each quarter thereafter. Additionally, the Board granted Mr. Culley an award of 100,000 restricted stock units (“RSU Award No. 2” and together with RSU Award No. 1, the “RSU Awards”), which will vest in fully on January 1, 2019, subject to Mr. Culley’s continued service with the Company. The RSU Awards are subject to the terms of the Company’s 2012 Equity Incentive Plan, as amended.

In addition to the benefits set forth above, and as detailed in his Employment Agreement, if Mr. Culley’s employment is terminated without cause or he resigns for good reason, then he may be eligible for certain severance payments including the payment of an amount equal to 12 months of his base salary, his full annual bonus amount and the payment of 6 months of health insurance premiums pursuant to the Company’s group health insurance plans as provided pursuant to the Consolidated Omnibus Budget Reconciliation Act (“COBRA”). In addition, if Mr. Culley’s employment is terminated without cause or he resigns for good reason within 12 months following a change of control, then he is entitled to the acceleration of all his outstanding equity awards.

There are no arrangements or understandings between Mr. Culley and any other person pursuant to which he was selected as an officer of the Company, and there is no family relationship between Mr. Culley and any of the Company’s other directors or executive officers. Mr. Culley is not a party to any current or proposed transaction with the Company for which disclosure is required under Item 404(a) of Regulation S-K.

The Employment Agreement between the Company and Mr. Culley is filed as Exhibit 10.1 to this Current Report on Form 8-K and are incorporated in this Item 5.02 in its entirety by reference.

2

Departure of Directors or Certain Officers

Effective as of September 17, 2018, Aditya P. Mohanty and Michael D. West, Co-Chief Executive Officers of BioTime, will cease serving in those roles and cease serving as executive officers (as such term is defined in Rule 3b-7 of the Securities Exchange Act of 1934) of the Company. Mr. Mohanty and Dr. West will also cease serving as a director on the Company’s Board effective September 17, 2018. Mr. Mohanty’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Dr. West has also resigned from the board of Asterias Biotherapeutics, Inc. (“Asterias”) and from all other positions he currently holds with the Company or its subsidiaries and affiliates, effective September 17, 2018, except that Dr. West will continue to serve as the CEO and on the board of AgeX Therapeutics, Inc. Mr. Mohanty will continue to serve on the boards of OncoCyte Corporation and Asterias as well as other subsidiaries on behalf of the Company and has agreed to resign from those boards at the request of the Company. The Company thanks Mr. Mohanty and Dr. West for their services.

In connection with their resignations from the roles noted above, Mr. Mohanty and Dr. West have each entered into transition agreements with the Company.

Pursuant to Mr. Mohanty’s transition agreement (the “Mohanty Agreement”), Mr. Mohanty will be paid $152,600, which represents his base salary through December 31, 2018, and will be paid his annual bonus for fiscal year 2018 in an amount to be determined by the board at a later date. Additionally, Mr. Mohanty’s outstanding equity awards will continue to vest for the longer of, twelve (12) months from his date of transition, or for as long as Mr. Mohanty continues to provide services to the Company, its subsidiaries or affiliates. Mr. Mohanty will also receive payment for 12 months of health insurance premiums pursuant to the Company’s group health insurance plans as provided pursuant to COBRA.

The Mohanty Agreement between the Company and Mr. Mohanty is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated in this Item 5.02 in its entirety by reference.

Pursuant to Dr. West’s transition agreement (the “West Agreement”), Dr. West will be paid a total of $729,065 and his outstanding equity awards will vest as of the transition date and he may exercise the vested Options, on or before their expiration dates. Dr. West will also receive payment for 12 months of health insurance premiums pursuant to the Company’s group health insurance plans as provided pursuant to COBRA.

The West Agreement between the Company and Dr. West is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated in this Item 5.02 in its entirety by reference.

3

Item 9.01	Financial Statements and Exhibits

(b)	Exhibits

Exhibit Number	Description

10.1	Employment Agreement, dated September 17, 2018, between BioTime, Inc. and Brian M. Culley
10.2	Transition Agreement, dated September 17, 2018, between BioTime, Inc. and Aditya P. Mohanty
10.3	Transition Agreement, dated September 17, 2018, between BioTime, Inc. and Michael D. West

4

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOTIME, INC.

Date: September 18, 2018	By	/s/ Russell Skibsted
Chief Financial Officer

5